UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, For Use of the Commission Only(as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

OceanFirst Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS RIVER, NEW JERSEY 08754-2009

(732) 240-4500

March 17, 2006

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of OceanFirst Financial Corp. (the “Company”), the holding company of OceanFirst Bank. The Annual Meeting will be held on April 20, 2006, at 10:00 a.m., Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742.

The Notice of Annual Meeting and the proxy statement appearing on the following pages describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of KPMG LLP, the Company’s independent registered public accounting firm, will be present at the Annual Meeting to respond to appropriate questions of our stockholders.

It is important that your shares are represented this year whether or not you are personally able to attend the meeting. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business. You may still vote your shares by proxy by signing and returning the enclosed proxy card promptly.

On behalf of the Board of Directors and all of the employees of the Company and OceanFirst Bank, we thank you for your continued interest and support.

Sincerely yours,

John R. Garbarino
President, Chief Executive Officer and Chairman of the Board

OCEANFIRST FINANCIAL CORP.

975 HOOPER AVENUE

TOMS, RIVER, NEW JERSEY 08754-2009

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. on Thursday, April 20, 2006

PLACE	The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey

ITEMS OF BUSINESS	(1) The election of three directors of the Company;

(2) The approval of the OceanFirst Financial Corp. 2006 Stock Incentive Plan;

(3) The ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2006; and

(4) Such other matters as may properly come before the annual meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the annual meeting.

RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 6, 2006.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy card and included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

John K. Kelly
Corporate Secretary

NOTE: Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

OCEANFIRST FINANCIAL CORP.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

APRIL 20, 2006

This proxy statement is being furnished to stockholders of OceanFirst Financial Corp. (the “Company”) the holding company of OceanFirst Bank (the “Bank”) in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on April 20, 2006, at 10:00 a.m. Eastern time, at the Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey, 08742 and at any adjournment or postponement of the Annual Meeting. The Annual Report to Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2005, accompanies this proxy statement which is first being mailed to record holders on or about March 17, 2006.

VOTING AND PROXY PROCEDURE

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on March 6, 2006. As of the close of business on that date, a total of 12,656,722 shares of OceanFirst Financial Corp. common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Company’s Certificate of Incorporation, no record owner of common stock that is beneficially owned, directly or indirectly, by a person beneficially owning in excess of 10% of the Company’s outstanding shares as of the record date for the Annual Meeting is entitled to any vote with respect to the shares held in excess of the 10% limit.

Attending the Annual Meeting

If you are a beneficial owner of OceanFirst Financial Corp. common stock held by a broker, bank or other nominee (i.e., in “street name”), you will need proof of ownership to be admitted to the Annual Meeting. A recent brokerage statement or letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of OceanFirst Financial Corp. common stock held in street name in person at the meeting, you must obtain a written proxy in your name from the broker, bank or other nominee who is the record holder of your shares.

Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding shares of common stock entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.

In voting to approve the OceanFirst Financial Corp. 2006 Stock Incentive Plan (the “Plan”) and to ratify the appointment of KPMG LLP as the independent registered public accounting firm, you may vote in favor of the proposals, against the proposals or abstain from voting. To be approved, these matters require the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting.

Voting by Proxy

This proxy statement is being sent to you by the Board of Directors of the Company for the purpose of requesting that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of the nominees for director, “FOR” the approval of the OceanFirst Financial Corp. 2006 Stock Incentive Plan and “FOR” ratification of KPMG LLP as the independent registered public accounting firm.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting date as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated and signed proxy card, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

Participants in OceanFirst Financial Corp.’s and OceanFirst Bank’s Benefit Plans

If you participate in the OceanFirst Bank Employee Stock Ownership Plan (“ESOP”), or the OceanFirst Bank Retirement Plan, (the “401(k) Plan”), you will receive a voting instruction form for each plan that reflects all shares you may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each participant in the ESOP may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning your voting instructions to each plan’s trustee is April 14, 2006.

If you have any questions about voting, please contact our proxy solicitor, Georgeson Shareholder Communications, Inc. by calling toll free at 800-509-1297.

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Policies and Procedures

The Company has adopted a corporate governance policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;

(2)	the composition and operation of the Board of Directors;

(3)	the establishment and operation of Board committees;

(4)	convening executive sessions of independent directors;

(5)	succession planning;

(6)	the Board of Directors’ interaction with management; and

(7)	the evaluation of the performance of the Board of Directors, its committees and of the Chief Executive Officer.

Code of Ethics and Standards of Personal Conduct

The Company and Bank have adopted a Code of Ethics and Standards of Personal Conduct that is designed to ensure that the directors, executive officers and employees of the Company and Bank, meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that directors, executive officers and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, directors, executive officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

As a mechanism to encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and Bank established procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer or employee who reports actual or apparent violations of the Code.

Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. During the fiscal year ended December 31, 2005, the Company’s Board of Directors held 8 meetings. With the exception of one Director who missed one Board meeting, the Directors of the Company attended all of the Board meetings and the committee meetings held on which such Directors served during the fiscal year ended December 31, 2005. The Board of Directors of the Company maintains an Audit Committee, a Human Resources/Compensation Committee and a Corporate Governance/Nominating Committee.

Committees of the Board of Directors

The following table identifies our standing committees and their members as of December 31, 2005.

Director	Audit Committee		Corporate Governance/ Nominating Committee		Human Resources/ Compensation Committee
Joseph J. Burke	X	*	X
John W. Chadwick					X
Carl Feltz, Jr.			X		X
Donald E. McLaughlin	X
Diane F. Rhine					X	*
John E. Walsh	X		X	*

Number of Meetings in 2005	6		2		5

*	Chairperson

Audit Committee. The Board of Directors has a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Each member of the Audit Committee is “independent” in accordance with the listing standards of the Nasdaq Stock Market (“Nasdaq”). The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure and financial reporting matters. The Board has determined that the Audit Committee Chairman, Joseph J. Burke and Donald E. McLaughlin are “audit committee financial experts” under the Rules of the Securities and Exchange Commission. The report of the Audit Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Proposal 3-Ratification of Independent Registered Public Accounting Firm – Report of Audit Committee.”

Corporate Governance/Nominating Committee. The Corporate Governance/Nominating Committee of the Company takes a leadership role in shaping governance policies and practices, including recommending to the Board of Directors the corporate governance guidelines applicable to the Company and monitoring compliance with these policies and guidelines. In addition, the Corporate Governance/Nominating Committee is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next annual meeting of stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board. Each member of the Corporate Governance/Nominating Committee is independent in accordance with the listing standards of the Nasdaq.

The Corporate Governance/Nominating Committee acts under a written Charter adopted by the Board of Directors. The Charter is available on the Company’s website. The procedures of the Corporate Governance/Nominating Committee required to be disclosed by the rules of the Securities and Exchange Commission are included in this proxy statement. See “Corporate Governance/Nominating Committee Procedures.”

Human Resources/Compensation Committee. The Human Resources/Compensation Committee of the Company and the Bank (the “Compensation Committee”) meets to establish compensation for the executive officers and to review the incentive compensation programs when necessary. The Compensation Committee is also responsible for establishing certain guidelines and limits for compensation and benefit programs for other salaried officers and employees of the Company and the Bank. Each member of the Compensation Committee is independent in accordance with the listing standards of the Nasdaq. The report of the Compensation Committee required by the Rules of the Securities and Exchange Commission is included in this proxy statement. See “Executive Compensation - Compensation Committee Report on Executive Compensation.”

Directors’ Compensation

Cash and Stock Retainers and Meeting Fees for Non-Employee Directors. The following tables set forth the applicable retainers and fees that will be paid to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company.

Directors of OceanFirst Bank:
Annual Retainer	$15,000	(paid in quarterly installments)
Fee per Board Meeting (Regular or Special)	$1,000
Fee per Committee Meeting	$600

Directors of OceanFirst Financial Corp.:
Annual Retainer	$10,000	(paid in the form of Common Stock
		of OceanFirst Financial Corp.)
Additional Annual Cash Retainer for the
Chairperson of each of the Audit, Corporate
Governance/Nominating and the Human
Resources/Compensation Committees	$2,000

Additionally, with the exception of Director John E. Walsh, who does not participate, OceanFirst Bank paid an average of $8,033 in 2005 for each current outside director to cover a portion of the cost of medical and dental insurance provided to outside directors.

Non-Employee Director Compensation. The following table sets forth the total cash and stock-based compensation paid to our non-employee directors for their service on the Board of Directors of OceanFirst Bank and OceanFirst Financial Corp. during 2005.

Director	Cash	OceanFirst Financial Corp. Common Stock (1)(2)	Stock Price	Value	Stock Award (1)
Joseph J. Burke	$41,500	473 shares	$21.18	$10,018.14	1,000
John W. Chadwick	34,500	473 shares	21.18	10,018.14	1,000
Carl Feltz, Jr.	35,800	473 shares	21.18	10,018.14	—
Donald E. McLaughlin	36,400	473 shares	21.18	10,018.14	—
Diane F. Rhine	38,400	473 shares	21.18	10,018.14	—
James T. Snyder	35,100	473 shares	21.18	10,018.14	—
John E. Walsh	37,800	473 shares	21.18	10,018.14	—
James Kiley	5,750	436 shares	22.955	10,008.38	—
Thomas F. Curtin (3)	21,700	473 shares	21.18	10,018.14	—

(1)	It has been the Company’s practice to award each newly appointed director 1,000 shares of Company common stock that vests over two years. Former Director James G. Kiley, was elected to the Board of the Company on April 21, 2005 and resigned in July 2005 for health related reasons. Except as noted above, no other director received any award of options or restricted stock in 2005.

(2)	The 473 shares were issued to each director on April 21, 2005, representing their annual retainer. Based on the market value of the Company’s common stock of $21.18 on April 21, 2005, the 473 shares were worth approximately $10,000, as of April 21, 2005. Mr. Kiley received his annual retainer on May 18, 2005 on which date the market value of the common stock was $22.955.

(3)	In 2005, Mr. Curtin served as a Director through the Company’s Annual Shareholder Meeting on April 21, 2005 at which time he became a Director Emeritus.

Deferred Compensation Plan for Directors. The Bank maintains a deferred compensation plan for the benefit of outside directors. The plan is a non-qualified arrangement which offers participating directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director (the “Benefit Age”). The benefits equal the account balance of the director annuitized over a period of time mutually agreed upon by the Bank and the director, and then reannuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. The account balance equals deferrals and interest. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances which include change in control, financial hardship, termination for cause, disability or termination of the plan by authorization of the Board of Directors.

Stock Ownership

The following table provides information as of March 6, 2006 with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned		Percent of Common Stock Outstanding
OceanFirst Bank, Employee Stock Ownership Plan (“ESOP”) 975 Hooper Avenue Toms River, New Jersey 08754-2009	2,309,166	(1)	18.24%

OceanFirst Foundation 1027 Hooper Avenue Toms River, New Jersey 08754-2009	1,530,513	(2)	12.09%

Private Capital Management 8889 Pelican Bay Boulevard Naples, Florida 34108	1,195,507	(3)	9.45%

Neuberger Berman LLC 605 Third Avenue New York, New York 10158	978,600	(4)	7.73%

John R. Garbarino 975 Hooper Avenue Toms River, New Jersey 08754-2009	908,449	(5)	6.89%

(1)	Under the terms of the ESOP, the ESOP Trustee will vote all allocated shares held in the ESOP in accordance with the instructions of the participants. As of March 6, 2006, 1,425,244 shares had been allocated under the ESOP and 883,922 shares remain unallocated. Under the ESOP, unallocated shares and allocated shares as to which voting instructions are not given by participants are to be voted by the ESOP Trustee in a manner calculated to most accurately reflect the instructions received from participants regarding the allocated stock so long as such vote is in accordance with the fiduciary provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

(2)	All shares of Common Stock held by the Foundation must be voted in the same ratio as all other shares of the Company’s Common Stock on all proposals considered by stockholders of the Company.

(3)	Based upon SEC Form 13G by Private Capital Management dated February 14, 2006, which reflects 1,166,257 shares owned by Private Capital Management and 29,250 shares owned by its Chief Executive Officer, Bruce Sherman.

(4)	Based upon SEC Form 13G by Neuberger Berman LLC dated February 14, 2006.

(5)	Includes 526,968 vested options under various OceanFirst option plans.

The following table provides information as of March 6, 2006, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and the named executive officers listed in the table under “Executive Compensation – Summary Compensation Table,” and by all such directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, each of the named individuals has sole voting power and sole investment power with respect to the shares shown.

Name	Number of Shares Owned (excluding options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Percent of Common Stock Outstanding (2)
Directors
Joseph J. Burke (10)(12)	6,318	—	.05%
Angelo Catania (10)(11)	1,345	—	.01%
John W. Chadwick (9)(10)	8,911	19,000.22%
Carl Feltz, Jr. (10)	89,692	30,656.95%
John R. Garbarino (3)(4)(10)	381,481	526,968	6.89%
Donald E. McLaughlin (5)(10)	45,105	59,656.82%
Diane F. Rhine (6)(10)	18,806	62,156.64%
James T. Snyder (10)	51,592	19,000.56%
John E. Walsh (7)(10)	15,829	59,260.59%
Named Executive Officers who are not also Directors
Michael J. Fitzpatrick (3)	113,590	226,541	2.64%
John K. Kelly (3)(8)	94,056	47,113	1.11%
Vito R. Nardelli (3)	2,607	31,646.27%
Robert M. Pardes (3)	24,587	116,088	1.10%

All directors and named executive officers as a group (13 persons)	853,919	1,198,084	14.81%

(1)	Each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of the Record Date.

(2)	Percentages with respect to each person or group of persons have been calculated on the basis of 12,656,722 shares of the Company’s Common Stock, the number of shares of Company Common Stock outstanding and entitled to vote as of March 6, 2006, plus the number of shares of Company Common Stock which such person or group of persons has the right to acquire within 60 days of March 6, 2006 by the exercise of stock options.

(3)	Includes 41,575; 43,246; 1,372; 12,019 and 36,590 shares held in trust pursuant to the ESOP which have been allocated to Messrs. Garbarino, Fitzpatrick, Nardelli, Pardes and Kelly, respectively, as of December 31, 2005. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.

(4)	Includes 14,445 shares owned by Mr. Garbarino’s wife and 9,288 shares held by Mr. Garbarino and his wife as co-Trustees.

(5)	Includes 4,757 shares owned by Mr. McLaughlin’s wife.

(6)	Includes 300 shares for which Ms. Rhine acts as custodian.

(7)	Includes 1,114 shares held by Mr. Walsh’s wife as custodian.

(8)	Includes 6,474 shares owned by Mr. Kelly’s wife and 6,000 shares held by Mr. Kelly’s wife as custodian.

(9)	Includes 2,400 shares held by Mr. Chadwick as Trustee.

(10)	Includes 345 unvested shares awarded to each non-employee director and 4,658 unvested shares awarded to Mr. Garbarino on February 15, 2006 under the OceanFirst Financial Corp. Amended and Restated 1997 Incentive Plan. The awards will vest at a rate of 20% per year commencing February 15, 2007.

(11)	Includes an award of 1,000 unvested shares awarded to Mr. Catania on January 18, 2006. The award will vest at a rate of 50% per year commencing January 18, 2007.

(12)	Includes an award of 500 unvested shares. On January 19, 2005 Mr. Burke was awarded 1,000 unvested shares which vest at a rate of 50% per year commencing January 19, 2006.

Proposals to Be Voted on at the Annual Meeting

Proposal 1. Election of Directors

The Company’s Board of Directors consists of 9 directors. All of the directors are independent under the current listing standards of Nasdaq, except for John R. Garbarino, President and Chief Executive Officer of the Company and the Bank. The Board is divided into three classes with three-year staggered terms, with approximately one-third of the directors elected each year. Each of the members of the Board also serves as a director of the Bank. The Board of Directors’ nominees for election this year, to serve for a three year term or until their respective successors have been elected and qualified, are Messrs. John W. Chadwick and Carl Feltz, Jr. and Ms. Diane F. Rhine, all of whom are currently directors of the Company and the Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named above. If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The Board of Directors recommends a vote “FOR” the election of Messrs. John W. Chadwick, Carl Feltz, Jr. and Ms. Diane F. Rhine.

Information With Respect to Nominees, Continuing Directors and Certain Executive Officers

Information regarding the Board of Directors’ nominees for election at the Annual Meeting, as well as information regarding the continuing directors and the executive officers listed in the table under “Executive Compensation – Summary Compensation Table” who are not directors (also referred to herein as “Named Executive Officers”), is provided below. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated for each individual is as of December 31, 2005. The indicated period of service as a director includes service as a director of OceanFirst Bank.

Nominees for Election of Director

John W. Chadwick is employed as the General Manager of Point Bay Fuel, a petroleum products distributor. Mr. Chadwick has been a member of the Board of Directors since 2002. He is 64 years of age.

Carl Feltz, Jr. is a registered architect and is a principal in the firm of Feltz & Frizzell Architects, LLC. Mr. Feltz has been a member of the Board of Directors since 1990. He is 67 years of age.

Diane F. Rhine is a partner in Citta Rhine, LLC, a real estate company. Ms. Rhine has served on the Board of Directors since 1997. She is 56 years of age.

Directors Continuing in Office

The following directors have terms ending in 2007:

Donald E. McLaughlin is a Certified Public Accountant. In 2005 he retired from Donald E. Mc Laughlin, CPA, P.C. Mr. McLaughlin has served on the Board of Directors since 1985. He is 58 years of age.

James T. Snyder is retired. He was formerly a 50% owner of Wallach’s, Inc. Mr. Snyder has served on the Board of Directors since 1991. He is 71 years of age.

John E. Walsh has been employed with Schoor DePalma, Inc., an engineering firm, since 2001, currently as Executive Vice President. Prior to that time he was President of Bay Pointe Engineering Associates, Inc. Mr. Walsh has served on the Board of Directors since 2000. He is 52 years of age.

The following directors have terms ending in 2008:

Joseph J. Burke is a Certified Public Accountant. He is a retired partner with KPMG LLP. Mr. Burke has been a member of the Board since January 19, 2005. He is 58 years of age.

Angelo Catania is President and Chief Executive Officer of HomeStar Services LLC, a home heating and oil services company, where he has been employed since February 2005. Prior to that time he was President and Chief Operating Officer of Petro, Inc. He has been a member of the Board since January 18, 2006. He is 56 years of age.

John R. Garbarino has served as Chairman, President and Chief Executive Officer of the Company since 1995. He has served in various capacities for the Bank since 1971, and has been a member of the Bank’s senior management since 1979. In 1985 he was elected President and Chief Executive Officer of the Bank. He has been a member of the Bank’s Board of Directors since 1984, and was appointed Chairman of the Board in 1989. He is 56 years of age.

Named Executive Officers Who Are Not Also Directors

Michael J. Fitzpatrick has been Executive Vice President and Chief Financial Officer of the Company since 1995. He has also been Executive Vice President and Chief Financial Officer of the Bank since 1992. Mr. Fitzpatrick has been employed by the Bank since 1992. He is 50 years of age.

Vito R. Nardelli has been Executive Vice President, Chief Operating Officer of the Bank since September 2005. He has been employed with the Bank since June 1, 2004. Prior to that date he was employed in the banking industry for approximately 30 years, most recently as Director of Retail Banking for The Trust Company of New Jersey and, until 2003, as Division President of the Dime Savings Bank of New Jersey. He is 56 years of age.

John K. Kelly has been Senior Vice President and General Counsel of the Bank since 1990. He was Vice President and General Counsel of the Bank from 1988 until 1990. Mr. Kelly has been Senior Vice President and Corporate Secretary of the Company since 1995. He has been Corporate Secretary of the Bank since 2002. Mr. Kelly has been employed by the Bank since 1988. He is 56 years of age.

Robert M. Pardes is Executive Vice President and Chief Lending Officer of the Bank. He was Executive Vice President and head of the Residential Loan Division until 2004. Mr. Pardes has been employed by the Bank since 2000. Prior to 2000 he served as President of Columbia Home Loans, LLC, formerly Columbia Equities, Ltd., an independent mortgage banking corporation, until it was acquired by the Bank in 2000. He is 46 years of age.

Proposal 2. The approval of the

OceanFirst Financial Corp. 2006 Stock Incentive Plan

On February 15, 2006, the Board of Directors of the Company adopted, subject to stockholder approval, the OceanFirst Financial Corp. 2006 Stock Incentive Plan (the “Plan”). The Plan is intended to, among other things, increase the number of shares of common stock (“Shares”) authorized for issuance through equity awards. As of March 6, 2006, only 264,832 shares were available for issuance under the Company’s existing equity compensation plans, the Ocean Financial Corp. Amended and Restated 1997 Incentive Plan and the OceanFirst Financial Corp. 2000 Stock Option Plan.

The Plan is proposed to provide sufficient Shares to cover new award grants to enable the Company to attract, retain and motivate outside directors and employees as defined below by providing for or increasing their economic interests in the success of the Company. The ability to grant equity awards in the future to attract people of experience and ability to serve the Company and its affiliates is critical to sustain the Company’s continued growth and success. The granting of equity awards advances the interests of the Company and its shareholders by providing employees and non-employee directors upon whose judgment, initiative and efforts the successful conduct of the business of the Company and its affiliates largely depends, with additional incentive in the form of a proprietary interest in the Company to perform in a superior manner. For these reasons, the Company wishes to continue and enhance its equity awards program. Therefore, the Company is presenting the OceanFirst Financial Corp. 2006 Stock Incentive Plan for stockholder approval in the form attached hereto as Appendix A.

Summary of the Plan

Type of Equity Awards. The Plan provides for the grant of Non-Statutory Stock Options (“NSOs”), Incentive Stock Options (“ISOs”) within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (“Code”) (together, “Options”) and Stock Awards (collectively, “Awards”).

Administration. The Plan will be administered by a Committee appointed by the Company’s Board of Directors. Subject to the terms of the Plan and resolutions of the Committee, the Committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The Committee also determines the participants to whom Awards will be granted, the type and amount of Awards that will be granted and the terms and conditions applicable to such grants. The Plan allows the Committee to grant Awards with respect to which the compensation realized by certain individuals may be deductible by the Company pursuant to section 162(m) of the Code, which limits the deductibility of compensation in excess of $1 million paid to the CEO and each of the four highest paid individuals during the taxable year. Compensation attributable to Options is generally deductible by the Company and not subject to the limitations of section 162(m) if the Plan is approved by shareholders, a committee satisfying the requirements of section 162(m) makes the grants, the Plan specifies the maximum number of shares with respect to which Options may be granted during a specified period of time and the compensation received by the individual is based solely on an increase in the value of the underlying stock. Some, but not all, Awards granted under the Plan will meet these criteria and therefore, will not be subject to the limitations of section 162(m).

Participants. All employees and outside directors of the Company and its subsidiaries to whom the Committee grants eligibility, are eligible to participate in the Plan. It anticipated the class of Participants will be limited to Directors, Executive Vice Presidents and Senior Vice Presidents. It is estimated that there will be approximately 23 participants.

Number of Shares of Common Stock Available. The Company has reserved 1,000,000 Shares for issuance under the Plan in connection with Awards under the Plan. In applying this limitation, the number of Shares covered by an Option shall count against the limitation on a one-for-one basis and the number of Shares associated with a Stock Award shall count against the limitation in a ratio of three to one.

Shares reserved under the Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Upon the issuance of shares used to satisfy Award grants, the number of shares then-outstanding would increase and would have a dilutive effect on the holdings of existing stockholders. Any Shares subject to an Award that expires or otherwise terminates unexercised will generally again be available for issuance under the Plan. Shares that will not be available for issuance or reissuance under the Plan include: Shares tendered by a participant as full or partial payment for the exercise of an Option, Shares associated with an Option if the Option is cancelled within the meaning of Code section 162(m), or Shares withheld by or otherwise remitted to satisfy a participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of Options granted under the Plan or upon any other payment or issuance of Shares under the Plan.

Stock Option Grants. The exercise price of each ISO or NSO is determined by the Committee and will not be less than the fair market value of the common stock on the date the ISO or NSO is granted, as defined in the plan (or 110% of the fair market value of the common stock in the case of an ISO granted to a 10% shareholder of the Company). The exercise price of an Option may generally be paid in cash, shares or other property, by the surrender of all or part of the Option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Committee. No more than 600,000 Shares may be issued under the Plan in connection with ISOs. The maximum number of Shares with respect to which Options may be granted to any individual during any one calendar year is 300,000 Shares.

Financial Accounting Standards require the Company to recognize compensation expense for Options. Generally, the recognition of an expense equal to the grant date “fair value” of the Options granted is required. The accounting expense is partially offset by the Company’s anticipated tax deduction, if any, for the income realized when the option is exercised.

Under the Plan, NSOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Committee, a participant may transfer an NSO for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Committee. In the event of a participant’s death, NSOs may be transferred to the holder’s beneficiary or, absent a beneficiary, to the estate or to a person who acquired the right to exercise the NSO by will or the laws of descent and distribution.

NSOs may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the Plan. However, an NSO may not be exercised after the tenth anniversary of the date the NSO was granted. The Committee may, at any time and without additional consideration, accelerate the date on which an NSO becomes exercisable.

Under the Plan, ISOs are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. In the event of a participant’s death, ISOs may be transferred to the holder’s beneficiary or, absent a beneficiary, to the estate or to a person who acquired the right to exercise the ISO by will or the laws of descent and distribution.

ISOs may become exercisable in full at the time of grant or at such other times and in such installments as the Committee determines or as may be specified in the Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Committee or specified in the Plan. An ISO may not be exercised after the tenth anniversary of the date the ISO was granted; however, if at the time an ISO is granted to an employee who is a 10% shareholder of the Company, the ISO may not be exercised after the fifth anniversary of the date of the grant. The Committee may, at any time and without additional consideration, accelerate the date on which an ISO becomes exercisable.

Stock Awards. The Plan also authorizes the granting of Stock Awards to employees and non-employee directors. The Committee has the authority to determine the dates on which Stock Awards granted will vest. Stock Awards may only be made in whole Shares. The Plan provides that all Stock Awards immediately vest upon a change in control of the Company, as well as following retirement, death or disability. Under the Plan the vesting of Stock Awards may also be made contingent upon the attainment of certain performance goals by the Company, which performance goals, if any, would be established by the Committee. The Committee may also accelerate the vesting of Stock Awards in its sole discretion except for any Stock Awards that are Qualified Performance-Based Awards, as defined below.

Stock Awards under the Plan are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; however, with approval of the Committee, a participant may transfer a Stock Award for no consideration to or for the benefit of one or more family members of the participant subject to limits imposed by the Committee. In the event of a participant’s death, Stock Awards may be transferred to the holder’s beneficiary or, absent a beneficiary, to the estate or to a person who acquired the Stock Award by will or the laws of descent and distribution.

When Shares are distributed in accordance with the Plan, the recipients will also receive amounts equal to accumulated cash and stock dividends (if any) with respect thereto plus earnings thereon minus any required tax withholding amounts. Prior to vesting, recipients of Stock Awards may direct the voting of shares of common stock granted to them and held in the trust. Shares held by the Plan trust which have not been allocated or for which voting has not been directed are voted by the trustee in the same proportion as the awarded shares are voted in accordance with the directions given by all recipients of Stock Awards.

Performance-Based Stock Awards. The Committee may grant Stock Awards that are subject to the achievement of performance goals as may be determined by the Committee. Such Awards, called “Qualified Performance-Based Awards” are Shares granted to participants with restrictions that lapse only upon the attainment of specified performance goals and will be granted to persons whom the Committee anticipates to be “Covered Employees” within the meaning of section 162(m) of the Code. The term Covered Employee means the Company’s chief executive officer and each other person whose compensation is required to be disclosed in the Company’s filings with the SEC by reason of that person being among the four highest compensated officers of the Company on the last day of a taxable year.

To the extent necessary to comply with the Qualified Performance-Based Award requirements of section 162(m)(4)(C) of the Code, with respect to any Stock Award that may be granted to one or more Covered Employees and intended to comply with the requirements for performance-based awards under section 162(m), the Committee will, in writing, (a) designate one or more Covered Employees, (b) select the performance criteria applicable to the performance period, (c) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance period, and (d) specify the relationship between performance criteria and the performance goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for the performance period. Following the completion of each performance period, the Committee will certify in writing whether the applicable performance goals have been achieved for the performance period. No Stock Award or portion thereof that is subject to the satisfaction of any condition will be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of the Stock Award is subject have been achieved. During the performance period, the Committee may not increase the amount of a Qualified Performance-Based Awards that would otherwise be payable upon satisfaction of the conditions, but may reduce or eliminate the payments as provided for in the Award Agreement. The maximum number of Shares with respect to Qualified Performance-Based Awards that can be paid to any Covered Employee under the Plan for a Performance Period (as defined in the Plan) is 100,000 Shares.

Effect of a Change in Control. In the event of a change in control of the Company (as defined in the Plan), each outstanding Award under the Plan will immediately become fully vested. Each Option will be exercisable for the remainder of its term. Further, in the event of a change in control, all available Stock Awards under the Plan that have not been granted as of that date shall automatically be granted to current employees and outside directors in proportion to the grants of Awards previously made to them under this Plan and the OceanFirst Financial Corp. 2000 Stock Option Plan. In calculating each participant’s proportion of the number of total Awards to be granted, the actual number of Shares subject to an Option awarded under this Plan or the 2000 Plan will be included at a ratio of one to one and Shares subject to Stock Awards will be included at a ratio of three to one.

Adjustments for Change in Capitalization. The Plan provides that in the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Company, or a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, disaffiliation of a subsidiary, affiliate or division or similar event affecting the Company, the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to the share reserve, the share limitations described above, and the purchase price and number of shares subject to outstanding equity or equity-based awards.

Certain Federal Income Tax Consequences. The following brief description of the tax consequences of Awards under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will generally not recognize any income and the Company will not be entitled to any deduction. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the Option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year and one-year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of an NSO, the excess of the date-of-exercise fair market value of the shares acquired over the Option price will generally be taxable to the optionee as ordinary income and deductible by the Company. The disposition of shares acquired upon the exercise of a NSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

For Stock Awards, the recipient is deemed to receive ordinary income equal to the fair market value of the underlying Shares on the date the restrictions lapse plus any dividends and earnings on such shares (provided such date is more than six months after the date of grant) and the Company is permitted a commensurate compensation expense deduction for income tax purposes.

Generally, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of any ordinary income the participant recognizes; however, section 162(m) of the Code generally disallows a public Company’s tax deduction for compensation in excess of $1 million paid in any taxable year to a Covered Employee. Compensation that qualifies as “performance-based compensation”, however, is excluded from the $1 million deductibility cap. The Company may provide that some of the Awards granted to employees whom the Committee expects to be Covered Employees at the time a deduction arises in connection with the Awards qualify as “performance-based compensation” so that deductions with respect to those Awards will not be subject to the $1 million cap under section 162(m) of the Code. Future changes in section 162(m) of the Code or the regulations thereunder may adversely affect the ability of the Company to ensure that Awards under the 2006 Plan will qualify as “performance based compensation” so that deductions are not limited by section 162(m) of the Code.

Term of the Plan. The Plan will only be effective if the Plan is approved by the shareholders of the Company. If the Plan is approved, it will be effective on the date of approval. The Plan will expire, with respect to the ability to grant Awards, on the tenth anniversary of the effective date, unless terminated sooner by the Board.

Amendment of the Plan. The Plan allows the Board to amend the Plan without stockholder approval, unless such approval is required to comply with a tax law or regulatory requirement. In no event, however, will the Plan or an Award be amended to allow any Option to be granted with an exercise price below the fair market value of the common stock on the date of grant or to allow the exercise price of any Option previously granted to be reduced subsequent to the date of award.

New Plan Benefits. The Company anticipates that Awards will primarily be made to employees and non-employee directors on or after the effective date of the Plan, as the

Committee deems appropriate. However, as of the date of this proxy statement, no specific determinations have been made regarding any future grants under the Plan at this time.

Unless marked to the contrary, the shares represented by the enclosed proxy card, if executed and returned, will be voted “FOR” the approval of the OceanFirst Financial Corp. 2006 Stock Incentive Plan.

The Board of Directors recommends that you vote “FOR” the approval of the OceanFirst Financial Corp. 2006 Stock Incentive Plan.

Proposal 3. Ratification of Appointment

of the Independent Registered Public Accounting Firm

OceanFirst Financial Corp.’s independent registered public accounting firm for the fiscal year ended December 31, 2005 was KPMG LLP. Acting on the recommendation of the Audit Committee, the Board of Directors reappointed KPMG LLP to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2006, subject to ratification of such appointment by the stockholders. If stockholders do not ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm, the Audit Committee may consider other independent registered public accounting firms.

Representatives of KPMG LLP will be present at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2005 and December 31, 2004 by KPMG LLP:

	2005	2004
Audit fees	$340,000	$414,500
Audit related fees (1)	40,000	58,000
Tax related fees (2)	71,000	40,200
Other fees	—	—

	$451,000	$512,700

(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Such fees principally related to audits of financial statements of employee benefit plans and audit procedures relating to the U.S. Department of Housing and Urban Development (HUD) reporting requirements.

(2)	Consists of tax filing and tax related compliance and other advisory services.

The Audit Committee believes that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation.

During the year ended December 31, 2005, 100% of the audit related fees, tax related fees and other fees set forth above were approved by the Audit Committee.

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit conducted a risk assessment of the organization and submitted and implemented an internal audit plan for 2005.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for the independent registered public accounting firms of public companies. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required under Statement on Auditing Standards No. 61, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees) and has discussed with the independent registered public accounting firm, the independent accounting firm’s independence from the Company and its management. In concluding that the registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee

Joseph J. Burke, CPA, Chairman

Donald E. McLaughlin, CPA

John E. Walsh

Executive Compensation

Summary Compensation Table. The following information is furnished for the Chief Executive Officer and four other executive officers of OceanFirst Financial Corp. and the Bank who received salary and bonus in excess of $100,000 during fiscal year 2005. These persons are sometimes referred to in this proxy statement as “Named Executive Officers.”

Name and Principal Positions		Annual Compensation (1)
	Year	Salary ($) (1)	Bonus ($) (2)	Restricted Stock Awards ($) (3)	Securities Underlying Options (#) (4)	All Other Compensation ($) (5)
John R. Garbarino	2005	$475,461	$301,372	$39,565	7,236	$362,087
President and Chief Executive Officer	2004	484,731	—	—	90,000	363,208
Of the Company and the Bank	2003	449,000	—		90,000	354,248

Michael J. Fitzpatrick	2005	$210,385	$103,845	$15,226	2,784	$101,520
Executive Vice President and Chief	2004	210,231	—	—	30,000	101,605
Financial Officer of the Company and the Bank	2003	198,000	—	—	33,000	100,876

Vito R. Nardelli	2005	$220,923	$127,125	$8,997	1,646	$60,177
Executive Vice President and Chief	2004	114,615	—	—	30,000	3,412
Operating Officer of the Bank (6)	2003	—	—	—	—	—

Robert M. Pardes	2005	$213,154	$101,299	$11,420	2,088	$70,808
Executive Vice President of the Bank, and	2004	209,388	—	—	30,000	73,488
President of Columbia Home Loans, LLC	2003	190,700	—		33,000	84,768

John K. Kelly, General Counsel of the Bank,	2005	$173,423	$64,899	$7,798	1,427	$66,891
Senior Vice President and Corporate	2004	172,154	—	—	10,000	69,616
Secretary of the Company and the Bank	2003	160,000	—		10,000	78,424

(1)	Under Annual Compensation, the column titled “Salary” includes amounts deferred by the Named Executive Officer pursuant to the Bank’s 401(k) Plan and Deferred Compensation Plan. It does not include the aggregate amount of prerequisite and other personal benefits that did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported. The 2004 salary includes one additional biweekly pay period present in 2004.

(2)	In 2004 and 2003 no bonuses were paid to any executive officers because the Company failed to meet the predetermined performance goals.

(3)	Reflects 1,715, 660, 390, 495 and 338 shares awarded to Messrs. Garbarino, Fitzpatrick, Nardelli, Pardes and Kelly, respectively, under a supplemental stock bonus program in fiscal 2005. The dollar amount set forth in the table reflects the market value on the date of grant. As of December 31, 2005 the value of the shares granted to Messrs. Garbarino, Fitzpatrick, Nardelli, Pardes and Kelly were $39,033; $15,022; $8,876; $11,266; and $7,693, respectively.

(4)	Stock options granted in fiscal 2005 were granted on January 19, 2005 and April 20, 2005 with an exercise price of $23.07 and $20.795, respectively.

(5)	Details of the amounts reported in the “All Other Compensation” column for 2005 are provided in the table below.

Item	Mr. Garbarino	Mr. Fitzpatrick	Mr. Nardelli	Mr. Pardes	Mr. Kelly
Market value of allocations under the employee stock ownership plan (“ESOP”)	$37,766	$37,766	$22,507	$37,766	$31,136
Market value of allocations under the supplemental executive retirement plan	309,137	42,121	25,720	29,789	28,418
401K match	—	6,423	4,918	—	5,799
Motor vehicle	11,572	14,183	6,000	2,573	—
Group term life	3,612	1,027	1,032	680	1,538

Total	$362,087	$101,520	$60,177	$70,808	$66,891

(6)	Mr. Nardelli commenced employment with the Bank on June 1, 2004.

Employment Agreements. The Bank and the Company have entered into employment agreements with Messrs. Garbarino, Fitzpatrick and Pardes (individually, the “Executive”). These employment agreements are intended to ensure that the Bank and the Company will be able to maintain a stable and competent management base. The continued success of the Bank and the Company depends to a significant degree on the skills and competence of Messrs. Garbarino, Fitzpatrick and Pardes.

The employment agreements provide for a three-year term for the Executives. The Bank employment agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the agreement for an additional year so that the remaining term shall be three years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. The term of the Company employment agreement is extended on a daily basis unless written notice of non-renewal is given by the Board of the Company. In addition to the base salary, the agreements provide for, among other things, participation in stock benefit plans and other fringe benefits applicable to executive personnel.

The agreements provide for termination, at any time, by the Bank or the Company for cause as defined in the agreements. In the event the Bank or the Company chooses to terminate the Executive’s employment for reasons other than for cause, or in the event of the Executive’s resignation from the Bank and the Company upon: (1) failure to re-elect the Executive to his current offices; (2) a material change in the Executive’s functions, duties or responsibilities; (3) a relocation of the Executive’s principal place of employment by more than 25 miles; (4) liquidation or dissolution of the Bank or the Company; or (5) a breach of the agreement by the Bank or the Company, the Executive or, in the event of Executive’s subsequent death, his beneficiary, beneficiaries or estate, as the case may be, would be entitled to receive an amount equal to the remaining base salary payments due to the Executive and the contributions that would have been made on the Executive’s behalf to any employee benefit plans of the Bank or the Company during the remaining term of the agreement. The Bank and the Company would also continue and pay for the Executive’s life, health and disability coverage for the remaining term of the employment agreement.

Under the agreements, if voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the employment agreement), the Executive or, in the event of the Executive’s death, his beneficiary, would be entitled to a severance payment equal to the greater of: (1) the payments due for the remaining term of the agreement; or (2) three times the average of the five preceding taxable years’ compensation. Such average compensation includes not only base salary, but also commissions, bonuses, contributions on behalf of the Executive to any pension or profit sharing plan, insurance payments, directors or committee fees and fringe benefits paid or to be paid to the Executive during the preceding five taxable years. The Bank and the Company would also continue the Executive’s life, health, and disability coverage for thirty-six months. Notwithstanding that both agreements provide for a severance payment in the event of a change in control, the Executive would only be entitled to receive a severance payment under one agreement.

Payments to the Executive under the Bank’s agreement will be guaranteed by the Company in the event that payments or benefits are not paid by the Bank. Payment under the Company’s agreement would be made by the Company. All reasonable costs and legal fees paid or incurred by the Executive pursuant to any dispute or question of interpretation relating to the agreements shall be paid by the Bank or Company, respectively, if the Executive is successful on the merits pursuant to a legal judgment, arbitration or settlement. The employment agreements also provide that the Bank and Company shall indemnify the Executive to the fullest extent allowable under federal and Delaware law, respectively.

Columbia Home Loans, LLC, formerly known as Columbia Equities, Ltd., the Bank’s mortgage banking subsidiary (“Columbia”) has also entered into an Employment Agreement with Robert M. Pardes. The Agreement has a three-year term. On a yearly basis the Agreement may be extended for an additional year. Under the Agreement, Mr. Pardes agreed to serve as President rendering administrative and management services to Columbia. The termination and change in control provisions under the Agreement are similar to those in the Bank’s Employment Agreements with Messrs. Pardes, Garbarino and Fitzpatrick. Mr. Pardes devotes a substantial portion of his time to the performance of his duties as Executive Vice President, Chief Lending Officer of the Bank while also providing a consultative role as President of Columbia.

Change in Control Agreements. For similar reasons as with the employment agreements, the Bank and the Company entered into change in control agreements (“CIC Agreements”) with Messrs. Kelly and Nardelli, (the “Executive”). The CIC Agreement provides for a two-year term. Commencing on the date of the execution of the Company’s CIC Agreement, the term is extended for one day each day until such time as the Board of Directors of the Company or the Executive elects by written notice not to extend the term, at which time the CIC Agreement will end on the second anniversary of the date of notice. The Company’s CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), as to Mr. Kelly, the Executive would be entitled to a severance payment equal to two (2) times the Executive’s average annual compensation as defined in the CIC Agreement, for the five years preceding termination. Additionally, in the event the Executive has been employed less than five years at the time of termination in connection with a change in control, the Executive’s annual compensation shall be annualized for any partial taxable year of employment or service as if the Executive was employed or served for the full taxable year. The Bank’s CIC Agreement is similar to that of the Company. The Bank CIC Agreement provides that, upon each fiscal year-end, the Board of the Bank may extend the CIC Agreement for an additional year so that the remaining term shall be two years, unless written notice of non-renewal is given by the Board of the Bank after conducting a performance evaluation of the Executive. However, any payments to the Executive under the Bank’s CIC Agreement, would be subtracted from any amount due simultaneously under the Company’s CIC Agreement. The Company and the Bank would also continue and pay for the Executive’s life, health and disability coverage for thirty-six (36) full calendar months following termination. Payments to the Executive under the Bank’s CIC Agreement are guaranteed by the Company in the event that payments or benefits are not paid by the Bank.

Payments under the employment agreements and change in control agreements in the event of a change in control may constitute some portion of an excess parachute payment under section 280G of the Code for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

Stock Option Exercises and Holdings. The following table reflects all stock option exercises by the Named Executive Officers during 2005 and includes the number of shares covered by all remaining unexercised stock options as of December 31, 2005. Also reported are the values for the “in the money” options that represent the difference between the exercise price of any such remaining unexercised options and the year-end market price of the common stock.

Fiscal Year-End Options/SAR Values

	Shares Acquired or Exercised	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year End(#)	Value of Unexercised In-the-Money Option/SARs at Fiscal Year End($)
Named Executive Officers			Exercisable/ Unexercisable(1)(3)	Exercisable/ Unexercisable(2)(3)
John R. Garbarino	114,000	$1,414,512	526,968/ 0	$3,503,236 /0
Michael J. Fitzpatrick	87,222	$1,163,367	223,541/ 0	$1,751,574 / 0
	12,000	$174,456
Vito R. Nardelli	—	—	31,646/ 0	$13,097 / 0
Robert M. Pardes	—	—	113,088/ 0	$348,112 / 0
John K. Kelly	18,148	$263,836	47,114/ 0	$217,506 / 0

(1)	With the exception of Messrs Nardelli and Pardes, the exercisable options in this table have an exercise price of $9.61, $17.88, $23.44, $22.53, $23.07 and $20.795. Mr. Pardes’ exercisable options have an exercise price of $12.87, $17.88 and $23.44, $22.53, $23.07 and $20.795. Mr. Nardelli’s exercisable options have an exercise price of $22.38, $23.07 and $20.795.

(2)	Based on the market value of the underlying Common Stock, $22.76, at December 31, 2005, minus the exercise price.

(3)	Vesting of options granted pursuant to the OceanFirst Financial Corp. 2000 Stock Option Plan, as amended by shareholder approval on April 24, 2003, was accelerated by the Board of Directors on December 21, 2005.

Option Grants in Last Fiscal Year. The following table lists all grants of options to the named executive officers during fiscal year 2005 and contains certain information about potential value of those options based upon certain assumptions as to the appreciation of the Company’s stock over the life of the option.

Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options granted to Employees in Fiscal Year	Exercise or Base Price Per Share (2)	Expiration Date	Potential Realizable Value of Assumed Annual Rate of Stock Price Appreciation for Options (3)
					5%	10%
John R. Garbarino	3,430	18.2%	$23.07	01/19/15	$49,762	$126,125
	3,806	20.2%	$20.795	04/20/15	$49,775	$126,150
Michael J. Fitzpatrick	1,320	7.0%	$23.07	01/19/15	$19,151	$48,538
	1,464	7.8%	$20.795	04/20/15	$19,146	$48,524
Vito R. Nardelli	780	4.1%	$23.07	01/19/15	$11,316	$28,681
	866	4.6%	$20.795	04/20/15	$11,326	$28,704
Robert M. Pardes	990	5.3%	$23.07	01/19/15	$14,363	$36,403
	1,098	5.8%	$20.795	04/20/15	$14,360	$36,393
John K. Kelly	676	3.6%	$23.07	01/19/15	$9,807	$24,857
	751	4.0%	$20.795	04/20/15	$9,822	$24,892

(1)	Vesting of options granted in 2005 pursuant to the OceanFirst Financial Corp. 2000 Stock Option Plan as amended by shareholder approval on April 24, 2003 was accelerated by the Board of Directors on December 21, 2005.

(2)	The exercise price may be paid in cash or in Common Stock.

(3)	The amounts represent certain assumed rates of appreciation. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be realized.

Supplemental Executive Retirement Plan. The Bank maintains a non-qualified Supplemental Executive Retirement Plan (“SERP”) to provide executive officers with additional retirement benefits. The benefits provided under the SERP make up the difference between an amount up to 70% of final base compensation and the benefits provided from the Bank’s 401(k) Retirement Plan plus the benefits which would have been provided from the Bank’s Retirement Plan (Pension Plan) which was frozen in 1996 and terminated in 1998. In addition, the SERP provides a benefit equal to the benefits lost from the ESOP due to the application of limitations imposed by the Code, as amended, on compensation and maximum benefits under the ESOP.

The Bank established an irrevocable trust in connection with the SERP. This trust is funded with contributions from the Bank for the purpose of providing the benefits promised under the terms of the SERP. The assets of the trust are beneficially owned by the SERP participants, who recognize income as contributions are made to the trust. Earnings on the trust’s assets are taxable to the participants.

Report of the Human Resources/Compensation Committee on Executive Compensation

The following is a report of the Human Resources/Compensation Committee of the Board of Directors regarding executive compensation. For a description of the Human Resources/Compensation Committees’ membership and duties see “Meetings of the Board of Directors and Committees of the Board of Directors.”

Compensation Policies. The Human Resources/Compensation Committee is responsible for administering the compensation and benefit program for the Company’s and the Bank’s employees, including the executive officers. The Committee annually reviews and evaluates base salary and annual bonus recommendations made for executive officers by the Chief Executive Officer along with the rationale for such recommendations. The Committee also recommends to the Board for approval the compensation for the CEO and Named Executive Officers. The CEO does not participate in the Committee’s decision as to his compensation package. In establishing compensation levels, the Committee considers the Company’s overall objectives and performance, peer group comparisons and individual performance.

The Committee has adopted the following goals in establishing executive compensation: (1) attracting, retaining and rewarding highly qualified and productive executives; (2) relating compensation to both Company and individual performance; (3) establishing compensation levels that are internally equitable and externally competitive; and (4) providing motivation for the executive officers to enhance shareholder value by linking their compensation to the performance of the Company’s Common Stock.

The Company’s compensation program for executive officers consists of (1) a base salary; (2) a performance-based annual bonus; and (3) periodic grants of stock options. In addition, executive officers may participate in other benefit plans available to all employees, including the Employee Stock Ownership Plan and the 401(k) Plan. To the extent that benefits under these plans are limited by Internal Revenue Code restrictions, the Bank maintains a Supplemental Executive Retirement Plan for executive officers. See “Supplemental Executive Retirement Plan”.

In 2004 the Committee engaged Clark Consulting (“Clark”), a nationally recognized consulting firm specializing in compensation and employee benefits to provide their independent review of executive officers’ and directors’ compensation. The objectives of the independent review were to (1) assess the competitiveness of the Company’s total compensation program for executive officers and non-employee directors; and (2) review performance based cash and stock compensation practices among peer banks. The consultant compared base salary, benefits, annual incentive and long term compensation for each executive officer to a peer group of banking institutions having similar characteristics as the Company. The final report of Clark indicated that the Company’s total cash compensation benefits and long-term stock-based incentives were competitive with market practice.

Base Salaries. Salary levels are intended to be consistent and competitive with the practices of comparable financial institutions and to correlate with each Executive’s level of responsibility. The Human Resources/Compensation Committee’s base salary determinations are generally aimed at reflecting the overall performance of the Company, the performance of the individual executive officer, as well as their responsibilities and experience and the Committee’s view of the competitive marketplace conditions.

Annual Incentive. Under the 2005 Incentive Compensation Program (the “Award Program”), a significant portion of each executive officer’s annual cash compensation is contingent on the performance of the Company, the Bank and the individual. The Award Program compares actual performance against targets that are approved by the Human Resources/Compensation Committee at the beginning of each year. The targets are weighted between individual objectives (which may be subjective in nature) and the Company’s success in achieving its financial goals. During 2003 and 2004, no bonuses were paid to any executive officers as the Company failed to meet predetermined 2003 and 2004 Award Program performance goals for the Company. During 2005, two supplemental bonus grants, one consisting of stock and options and one consisting of cash and options, were paid to the Executive Officers based upon the attainment of performance goals. In February 2006, a cash bonus was paid to the Executive Officers for meeting pre-determined 2005 Award Program performance goals. This program is discussed further below under “Chief Executive Officer.”

Long Term Incentive Compensation. Executive officers were granted stock options in February 2002, May 2003, May 2004, January 2005 and April 2005, under the OceanFirst Financial Corp. 2000 Stock Option Plan as amended by shareholder approval on April 24, 2003, (the “2000 Stock Option Plan”). The Committee believes that stock ownership by executive officers is a significant incentive in building shareholder value and aligning the interests of executives with those of shareholders. The Committee takes into account the outstanding stock incentives when determining overall compensation.

Chief Executive Officer. The Chief Executive Officer was evaluated for the level of the Company’s and the Bank’s operational and administrative changes during 2005, taking into account both subjective performance criteria and certain objective performance measures. Based on Mr. Garbarino’s performance and that of the Company and the Bank, Mr. Garbarino’s base salary was increased to $476,000 for 2005. Performance measures normally evaluated by the Committee in determining the compensation of the CEO include the successful execution of capital management strategies, the achievement of targets of the Company’s Business Plan, and the continued operation of the Bank in a safe and sound manner.

Consistent with the Company’s policy of linking compensation and performance, Mr. Garbarino also participated in the annual Award Program. Awards made to Mr. Garbarino under the Award Program are normally based upon achievement of a targeted annual return on average equity and by the achievement of certain individual goals determined by the Committee at the beginning of the year. These goals are normally structured with a target level determined by the Committee, a threshold level which must be attained to fund any award and a superior level that is above the target level and tied to a maximum award opportunity. As noted, in 2003 and 2004, no bonuses were paid to executive officers because the Company failed to meet the predetermined 2003 and 2004 Award Program performance goals for return on average equity. In 2005, a supplemental bonus of 1,715 shares and 3,430 options with an exercise price of $23.70 and a supplemental bonus of $39,572 and 3,806 options with an exercise price of $20.795 were granted to Mr. Garbarino for the attainment of certain performance targets. In February 2006, a cash bonus of $261,800 was awarded to Mr. Garbarino for meeting predetermined 2005 Award Program performance goals.

The goal of the above referenced compensation policies, as implemented by the Committee, is to be certain that all executives are compensated consistent with the above guidelines. Compensation levels will be reviewed as frequently as necessary to ensure this result.

The Human Resources/Compensation Committee

Diane F. Rhine, Chairperson

John W. Chadwick

Carl Feltz, Jr.

Human Resources/Compensation Committee Interlocks and Insider Participation

None of the members of the Human Resources/Compensation Committee is currently or has been at any time since the beginning of the last fiscal year an officer or employee of the Company. No member of the Compensation Committee or executive officer of the Company or the Bank serves as a member of the Board of Directors or Human Resources/Compensation Committee of any entity that has one or more executive officers serving as a member of the Company’s or Bank’s Board of Directors or Human Resources/Compensation Committee.

Stock Performance Graph

The following graph shows a comparison of total stockholder return on OceanFirst Financial Corp.’s common stock, based on the market price of the Company’s common stock with the cumulative total return of companies in the Nasdaq Market Index and the SNL Thrift Index for the period December 31, 2000 through December 31, 2005. The graph may not be indicative of possible future performance of the Company’s common stock.

Cumulative Total Monthly Return Among

OceanFirst Financial Corp. Common Stock,

All Nasdaq U.S. Stocks and SNL Thrift

Index

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
OceanFirst Financial Corp.	100.00	101.58	146.51	183.04	171.98	164.41
All Nasdaq US Stocks	100.00	79.32	54.84	81.99	89.22	91.12
SNL Thrift Index	100.00	106.82	127.63	181.15	200.88	209.03

Notes:

A.	The lines represent annual index levels derived from compounded daily returns that include all dividends.

B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.

C.	If the annual interval, based on the fiscal year end, is not a trading day, the preceding trading day is used.

D.	The index level for all series was set to $100 on 12/31/00.

Compliance with Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 requires OceanFirst’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors, and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in OceanFirst Common Stock during the fiscal year ended December 31, 2005.

Transactions with Management

Loans and Extensions of Credit. The Sarbanes-Oxley Act of 2002 generally prohibits loans by OceanFirst Financial to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by OceanFirst Bank to its executive officers and directors as long as it is in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and will be approved by a majority of independent outside directors of the Bank not having any interest in the transaction. All loans made by the Bank to its directors are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features. Notwithstanding the above, the Bank offers to executive officers residential loans secured by their primary residence on terms not available to the public but available to all other full-time employees, as permitted under federal regulations.

Other Transactions. Pardes & Pardes, a law firm in which Bank Executive Vice President Robert M. Pardes’ father is a principal, represents Columbia Home Loans, LLC, a subsidiary of OceanFirst Bank, in closing of residential and certain commercial real estate loans, the fees of which are paid by borrowers. Pardes & Pardes has advised that the borrowers paid an aggregate of approximately $761,000 to the law firm in 2005 in connection with loan closings in which Columbia Home Loans, LLC was a party, an amount that represented more than 5% of the gross revenue that Pardes & Pardes earned in 2005.

Director Carl Feltz, Jr. is a principal in an architectural firm that received payments from OceanFirst Bank in 2005. Payments to Mr. Feltz did not exceed $60,000 or represent more than 5% of the gross revenue the architectural firm earned in 2005.

Corporate Governance/Nominating Committee Procedures

General

It is the policy of the Corporate Governance/Nominating Committee of the Board of Directors of the Company to consider director candidates recommended by shareholders who appear to be qualified to serve on the Company’s Board of Directors. The Corporate Governance/Nominating Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Corporate Governance/Nominating Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Corporate Governance/Nominating Committee’s resources, the Corporate Governance/Nominating Committee will consider only those director candidates recommended in accordance with the procedures set forth below:

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Corporate Governance/Nominating Committee, a shareholder should submit the following information in writing, addressed to the Chairman of the Corporate Governance/Nominating Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;

(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended;

(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;

(4)	As to the shareholder making the recommendation, the name and address, as they appear on the Company’s books, of such shareholder; provided, however, that if the shareholder is not a registered holder of the Company’s common stock, the shareholder should submit his or her name and address along with a current written statement from the record holder of the shares that reflects ownership of the Company’s common stock; and

(5)	A statement disclosing whether such shareholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s annual meeting of shareholders, the recommendation must be received by the Corporate Governance/Nominating Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting, advanced by one year.

Criteria for Director Nominees

The Corporate Governance/Nominating Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. First a candidate must meet the eligibility requirements set forth in the Company’s bylaws, which include an age limitation. A candidate also must meet any qualification requirements set forth in any Board or committee governing documents.

The Corporate Governance/Nominating Committee will consider the following criteria in selecting nominees: financial, regulatory and business experience; familiarity with and participation in the local community; integrity, honesty and reputation; dedication to the Company and its stockholders; independence; and any other factors the Corporate Governance/Nominating Committee deems relevant, including age, diversity, size of the Board of Directors and regulatory disclosure obligations.

The Corporate Governance/Nominating Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the board of directors at the time. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Securities and Exchange Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Corporate Governance/Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

Process for Identifying and Evaluating Nominees

Pursuant to the Corporate Governance/Nominating Committee Charter as approved by the Board, the Corporate Governance/Nominating Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification. For purposes of identifying nominees for the Board of Directors, the Corporate Governance/Nominating Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Corporate Governance/Nominating Committee will also consider director candidates recommended by shareholders in accordance with the policy and procedures set forth above. The Corporate Governance/Nominating Committee has not previously used an independent search firm in identifying nominees.

Evaluation. In evaluating potential clients, the Corporate Governance/Nominating Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above. In addition, the

Corporate Governance/Nominating Committee will conduct a check of the individual’s background and interview the candidate.

Additional Information

Stockholder Proposals

In order to be eligible for inclusion in the Corporation’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Corporation’s main office at 975 Hooper Avenue, Toms River, New Jersey, 08754, no later than November 16, 2006. If next year’s Annual Meeting is held on a date more than 30 calendar days from April 20, 2007, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Stockholder Nominations

The Company’s Bylaws provide that in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Corporate Governance/Nominating Committee Procedures.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 975 Hooper Avenue, Toms River, New Jersey 08754-2009.

Shareholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chairman of the Audit Committee, Joseph J. Burke, CPA at the Company’s address. Other communications to the Board of Directors may be made to the Chairman of the Corporate Governance/Nominating Committee, John E. Walsh at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the annual meeting of shareholders. All directors attended the annual meeting of shareholders held on April 21, 2005.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Georgeson Shareholder Communications, Inc., a proxy solicitation firm, a fee of $6,500 to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been mailed to persons who were stockholders as of the close of business on March 6, 2006. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

A copy of the Company’s Annual Report on Form 10-K, for the year ended December 31, 2005, as filed with the Securities and Exchange Commission may be accessed through the Company’s world wide website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on March 6, 2006 upon written request to Jill Apito Hewitt, Senior Vice President and Investor Relations Officer, OceanFirst Financial Corp., 975 Hooper Avenue, Toms River, New Jersey.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a shareholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating and promptly returning the enclosed proxy card in the enclosed envelope.

By Order of the Board of Directors

John K. Kelly
Corporate Secretary

Toms River, New Jersey

March 17, 2006

You are cordially invited to attend the Annual Meeting of Stockholders in person. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

APPENDIX A

OCEANFIRST FINANCIAL CORP.

2006 STOCK INCENTIVE PLAN

1.	DEFINITIONS

(a) “Affiliate” means any “parent corporation” or “subsidiary corporation” of the Holding Company, as such term is defined in sections 424(e) and 424(f) of the Code.

(b) “Award” means, individually or collectively, a grant under the Plan of Non-Statutory Stock Options, Incentive Stock Options and Stock Awards.

(c) “Award Agreement” means a written or electronic agreement evidencing and setting forth the terms of an Award.

(d) “Bank” means OceanFirst Bank, Toms River, New Jersey.

(e) “Board of Directors” means the board of directors of the Holding Company.

(f) “Change in Control” means a change in control of the Bank or Holding Company of a nature that; (i) would be required to be reported in response to Item 5.01 of the current report on Form 8-K, as in effect on the Effective Date, pursuant to Section 13 or 15(d) of the Exchange Act; or (ii) results in a Change in Control within the meaning of the Home Owners’ Loan Act of 1933, as amended (“HOLA”) and the Rules and Regulations promulgated by the Office of Thrift Supervision (“OTS”) (or its predecessor agency), as in effect on the Effective Date (provided, that in applying the definition of change in control as set forth under such rules and regulations the Board shall substitute its judgment for that of the OTS); or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any “person” (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank’s or the Holding Company’s outstanding securities except for any securities of the Bank purchased by the Holding Company and any securities purchased by any tax qualified employee benefit plan of the Bank or Holding Company; or (B) individuals who constitute the Board of Directors of the Holding Company on the Effective Date (the “Incumbent Board”) cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the Effective Date whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company’s stockholders was approved by a Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) after a solicitation of shareholders of the Holding Company, by someone other than current management of the Holding Company, stockholders approve a plan of reorganization, merger or consolidation of the

Holding Company or Bank or similar transaction with one or more corporations, as a result of which the outstanding shares of the class of securities then subject to the plan would be exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the committee designated by the Board of Directors, pursuant to Section 2 of the Plan to administer the Plan.

(i) “Common Stock” means the Common Stock of the Holding Company, par value, $.01 per share.

(j) “Covered Employee” means an Employee who is, or is determined by the Committee may become, a “covered employee” within the meaning of section 162(m) of the Code (or any successor provision), which generally means, the chief executive officer and the four other highest compensated officers of the Holding Company for whom total compensation is required to be reported to stockholders under the Securities Exchange Act of 1934.

(k) “Date of Grant” means the effective date of an Award.

(l) “Disability” means the permanent and total inability by reason of mental or physical infirmity, or both, of a Participant to perform the work customarily assigned to him or, in the case of a Director, to serve on the Board. Additionally, a medical doctor selected or approved by the Board of Directors must advise the Committee that it is either not possible to determine when such Disability will terminate or that it appears probable that such Disability will be permanent during the remainder of said Participant’s lifetime.

(m) “Disaffiliation” means an organization ceasing to be an Affiliate (within the meaning of Section 1(a) hereof) of the Holding Company for any reason (including, without limitation, as a result of a public offering, or a spin-off or sale).

(n) “Effective Date” means the date the Plan is approved by shareholders of the Holding Company.

(o) “Employee” means any person employed by the Holding Company or an Affiliate. Directors who are employed by the Holding Company or an Affiliate shall be considered Employees under the Plan.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means the price at which a Participant may purchase a share of Common Stock pursuant to an Option.

(r) “Fair Market Value” on any date means the market price of Common Stock, determined by the Committee as follows:

(i)	If the Common Stock was traded on the date in question on the NASDAQ Stock Market, then the Fair Market Value shall be equal to the average of the high and low bid prices reported for such date;

(i)	If the Common Stock was traded on an established stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite transactions report for such date; and

(ii)	If neither of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

Whenever possible, the determination of Fair Market Value by the Committee shall be based on the prices reported in The Wall Street Journal. The Committee’s determination of Fair Market Value shall be conclusive and binding on all persons.

(s) “Holding Company” means OceanFirst Financial Corp.

(t) “Incentive Stock Option” means a stock option granted to a Participant pursuant to Section 7 of the Plan that is intended to meet the requirements of section 422 of the Code.

(u) “Non-Statutory Stock Option” means a stock option granted to a Participant pursuant to Section 6 of the Plan that is not intended to qualify, or does not qualify, as an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

(w) “Outside Director” means a member of the Boards of Directors of the Holding Company or an Affiliate or a director emeritus of the Holding Company or an Affiliate who is not also an Employee of the Holding Company or an Affiliate.

(x) “Participant” means any person who holds an outstanding Award.

(y) “Performance Criteria” means the criteria the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The Performance Criteria that will be used to establish Performance Goals are limited to the following: economic value added (as determined by the Committee); origination or sales of loans or deposits; sales of services; net income (either before or after taxes); operating earnings; return on capital; return on net assets; return on stockholders’ equity; return on assets; stockholder returns; productivity; expenses; margins; operating efficiency; customer satisfaction; earnings per share; price per share of Common Stock; and market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee shall, within the time prescribed by section 162(m) of the Code, define in an objective fashion the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.

(z) “Performance Goals” means the goals established in writing by the Committee for the Performance Period based upon the Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Holding Company performance or the performance of the Bank, an Affiliate, a division or business unit of the Holding Company, the Bank or other Affiliate, or an individual. The Committee shall establish Performance Goals for each Performance Period prior to, or as soon as practicable after, the commencement of such Performance Period. The Committee, in its discretion, may, within the time prescribed by section 162(m) of the Code, adjust or modify the calculation of Performance Goals for such Performance Period in order to prevent the dilution or enlargement of the rights of Participants (i) in the event of, or in anticipation of, any unusual or extraordinary corporate item, transaction, event, or development, or (ii) in recognition of, or in anticipation of, any other unusual or nonrecurring events affecting the Holding Company, or the financial statements of the Holding Company, or in response to, or in anticipation of, changes in applicable laws, regulations, accounting principles, or business conditions.

(aa) “Performance Period” means the designated period during which the Performance Goals must be satisfied with respect to the Award to which the Performance Goals relate.

(bb) “Plan” means this OceanFirst Financial Corp. 2006 Stock Incentive Plan.

(cc) “Qualified Performance-Based Award” means a Stock Award that is intended to qualify as “qualified performance-based compensation” within the meaning of section 162(m) of the Code and is designated as a Qualified Performance-Based Award pursuant to Section 9 hereof.

(dd) “Retirement” with respect to an Employee means termination of employment which constitutes retirement under any tax-qualified plan maintained by the Holding Company or the Bank. However, unless the Committee determines otherwise, “Retirement” will be deemed not to have occurred for purposes of this Plan if the Participant continues to serve as a consultant to or on the Boards of Directors of the Holding Company or its Affiliates even if such Participant is receiving retirement benefits under any retirement plan of the Holding Company or its Affiliates. With respect to an Outside Director, “Retirement” means the termination of service from the respective boards of directors of the Holding Company or its Affiliates following written notice to the respective board of directors as a whole of such Outside Director’s intention to retire, except that, unless the Committee determines otherwise, an Outside Director shall be deemed not to have retired for purposes of this Plan in the event he continues to serve as a consultant to the board or as an advisory director or director emeritus.

(ee) “Share” means a share of Common Stock.

(ff) “Stock Award” means an Award granted to a Participant pursuant to Section 8 of the Plan.

(gg) “Termination for Cause” shall mean, in the case of an Outside Director, removal from the board of directors or, in the case of an Employee, termination of employment, in both such cases as determined by the Board of Directors, because of the Participant’s personal dishonesty, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than traffic violations or similar offenses) or any other grounds provided for under employment policies, as amended from time to time, of the Holding Company or its Affiliates.

2.	ADMINISTRATION

(a) The Committee shall administer the Plan. The Committee shall consist of two or more disinterested directors of the Holding Company, who shall be appointed by the Board of Directors. A member of the Board of Directors shall be deemed to be “disinterested” only if he satisfies (i) such requirements as the Securities and Exchange Commission may establish for non-employee directors administering plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and (ii) such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code. The Board of Directors may also appoint one or more separate committees of the Board of Directors, each composed of one or more directors of the Holding Company or an Affiliate who need not be disinterested, that may grant Awards and administer the Plan with respect to Employees, Outside Directors, and other individuals who are not considered officers or directors of the Holding Company under Section 16 of the Exchange Act or for whom Awards are not intended to satisfy the provisions of section 162(m) of the Code.

(b) The Committee shall have the sole and complete authority to:

(i)	determine the individuals to whom Awards are granted, the type and amounts of Awards to be granted and the time of all such grants;

(ii)	determine the terms, conditions and provisions of, and restrictions relating to, each Award granted;

(iii)	interpret and construe the Plan and all Award Agreements;

(iv)	prescribe, amend and rescind rules and regulations relating to the Plan;

(v)	determine the content and form of all Award Agreements;

(vi)	determine all questions relating to Awards under the Plan, including whether any conditions relating to an Award have been met;

(vii)	consistent with the Plan and with the consent of the Participant, as appropriate, amend any outstanding Award or amend the exercise date or dates thereof, provided that the Committee shall not have any discretion or authority to make changes to any Award that is intended to qualify as a Qualified Performance-Based Award to the extent that the existence of such discretion or authority would cause such Award not to so qualify or to “reprice” any Options within the meaning of Section 18(c) hereof;

(viii)	determine the duration and purpose of leaves of absence that may be granted to a Participant without constituting termination of the Participant’s employment for the purpose of the Plan or any Award;

(ix)	maintain accounts, records and ledgers relating to Awards;

(x)	maintain records concerning its decisions and proceedings;

(xi)	employ agents, attorneys, accountants or other persons for such purposes as the Committee considers necessary or desirable; and

(xii)	do and perform all acts which it may deem necessary or appropriate for the administration of the Plan and to carry out the objectives of the Plan.

The Committee’s determinations under the Plan shall be final and binding on all persons.

(c) Each Award shall be evidenced by an Award Agreement containing such provisions as may be approved by the Committee. Each Award Agreement shall constitute a binding contract between the Holding Company and the Participant, and every Participant, upon acceptance of the Award Agreement, shall be bound by the terms and restrictions of the Plan and the Award Agreement. The terms of each Award Agreement shall be in accordance with the Plan, but each Award Agreement may include such additional provisions and restrictions determined by the Committee, in its discretion, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan. In particular, and at a minimum, the Committee shall set forth in each Award Agreement (i) the type of Award granted, (ii) the Exercise Price of any Option, (iii) the number of Shares subject to the Award; (iv) the expiration date of the Award, (v) the manner, time, and rate (cumulative or otherwise) of exercise or vesting of such Award, and (vi) the restrictions, if any, placed upon such Award, or upon Shares which may be issued upon exercise of such Award. The Chairman of the Committee and such other directors and officers as shall be designated by the Committee is hereby authorized to execute Award Agreements on behalf of the Holding Company or an Affiliate and to cause them to be delivered to the recipients of Awards.

(d) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all or any part of its authority and powers under the Plan to one or more members of the Board of Directors and/or officers of the Holding Company; provided, however, that the Committee may not delegate its authority or power with respect to (i) the selection for participation in this Plan of an officer or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an Award to such an officer or person; or (ii) any Qualified Performance-Based Award intended to satisfy the requirements of Code section 162(m).

(e) The Committee in its sole discretion and on such terms and conditions as it may provide may delegate all authority for: (i) the determination of forms of payment to be made by or received by the Plan and (ii) the execution of any Award Agreement. The Committee may rely on the descriptions, representations, reports and estimates provided to it by the management of the Holding Company or an Affiliate for determinations to be made pursuant to the Plan, including the satisfaction of any conditions of a Qualified Performance-Based Award. However, only the Committee or a portion of the Committee may certify the attainment of any conditions of a Qualified Performance-Based Award intended to satisfy the requirements of section 162(m) of the Code.

3.	TYPES OF AWARDS AND RELATED RIGHTS

The following types of Awards may be granted under the Plan:

(a) Non-Statutory Stock Options;

(b) Incentive Stock Options; and

(c) Stock Awards.

4.	STOCK SUBJECT TO THE PLAN

(a) General Limitation. Subject to adjustment as provided in Section 15 of the Plan, the maximum number of Shares reserved for issuance in connection with Awards under the Plan is 1,000,000 Shares.

(b) Individual Limitations. Subject to adjustment as provided in Section 15 of the Plan:

(i)	the maximum number of Shares with respect to which Options may be granted to any individual during any one calendar year is 300,000 Shares; and

(ii)	the maximum number of Shares with respect to Qualified Performance-Based Awards that can be paid to any Covered Employee under the Plan for a Performance Period is 100,000 Shares.

(c) Incentive Stock Option Limitation. Subject to adjustment as provided in Section 15 of the Plan, no more than 600,000 Shares reserved for issuance in connection with Awards may be issued under the Plan in connection with Incentive Stock Options.

(d) Share Counting. In applying the limitations of Sections, 4(a), 4(b)(i) and 4(c) above, the following rules shall apply:

(i)	the number of Shares covered by an Option shall count against the limitations; and

(ii)	the number of Shares associated with a Stock Award shall count against the limitations in a ratio of 3.0 to one. Thus, a Stock Award covering 100 Shares will count as 300 Shares for purposes of applying the limitations.

(e) Other Rules.

(i)	The number of Shares associated with an Award originally counted against the limitations as the result of the grant of the Award shall be restored against the limitations and be available for reissuance under this Plan if and to the extent the Award is surrendered, expires, terminates or forfeited for any reason (other than a cancellation within the meaning of Code section 162(m).

(ii)	The following Shares shall not become available for issuance or reissuance under the Plan:

A.	Shares tendered by a Participant as full or partial payment to the Holding Company upon exercise of an Option;

B.	Shares associated with an Option if the Option is cancelled within the meaning of Code section 162(m); and

C.	Shares withheld by, or otherwise remitted to satisfy a Participant’s tax withholding obligations upon the lapse of restrictions on a Stock Award or the exercise of Options granted under the Plan or upon any other payment or issuance of Shares under the Plan.

(f) Shares issued under the Plan may be either authorized but unissued Shares or authorized Shares previously issued and acquired or reacquired by the Holding Company.

5.	ELIGIBILITY

Subject to the terms of the Plan, all Employees and Outside Directors shall be eligible to receive Awards under the Plan. In addition, the Committee may grant eligibility to consultants and advisors of the Holding Company or an Affiliate.

6.	NON-STATUTORY STOCK OPTIONS

The Committee may, subject to the limitations of this Plan and the availability of Shares reserved but not previously awarded under the Plan, grant Non-Statutory Stock Options to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Committee shall determine the Exercise Price of each Non-Statutory Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Terms of Non-Statutory Stock Options. The Committee shall determine the term during which a Participant may exercise a Non-Statutory Stock Option, but in no event may a Participant exercise a Non-Statutory Stock Option, in whole or in part, more than 10 years from the Date of Grant. The Committee shall also determine the date on which each Non-Statutory Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Non-Statutory Stock Option. Shares underlying each Non-Statutory Stock Option may be purchased, in whole or in part, by the Participant at any time during the term of such Non-Statutory Stock Option, after such Option becomes exercisable. A Non-Statutory Stock Option may not be exercised for fractional shares.

(c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(d) Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant’s may exercise only those Non-Statutory Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(e) Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Non-Statutory Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of term of the Non-Statutory Stock Option.

(f) Termination of Employment or Service (Termination for Cause). Unless otherwise determined by the Committee, in the event of a Participant’s Termination for Cause, all rights with respect to the Participant’s Non-Statutory Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(g) Acceleration Upon Change in Control. In the event of a Change in Control, all Non-Statutory Stock Options held by a Participant shall immediately become exercisable and, subject to Section 15, shall remain exercisable until the expiration of the term of the Non-Statutory Stock Option.

(h) Payment. Payment due to a Participant upon the exercise of a Non-Statutory Stock Option shall be made in the form of Shares.

7.	INCENTIVE STOCK OPTIONS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Incentive Stock Options to Employees upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Exercise Price. The Committee shall determine the Exercise Price of each Incentive Stock Option. However, the Exercise Price shall not be less than 100% of the Fair Market Value of the Common Stock on the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted, the Employee owns or is treated as owning, for purposes of section 422 of the Code, Common Stock representing more than 10% of the total combined voting securities of the Holding Company (“10% Owner”), the Exercise Price shall not be less than 110% of the Fair Market Value of the Common Stock on the Date of Grant.

(b) Amounts of Incentive Stock Options. To the extent the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options that are exercisable for the first time by an Employee during any calendar year under the Plan and any other stock option plan of the Holding Company or an Affiliate exceeds $100,000, or such higher value as may be permitted under section 422 of the Code, such Options in excess of such limit shall be treated as Non-Statutory Stock Options. Fair Market Value shall be determined as of the Date of Grant with respect to each such Incentive Stock Option.

(c) Terms of Incentive Stock Options. The Committee shall determine the term during which a Participant may exercise an Incentive Stock Option, but in no event may a Participant exercise an Incentive Stock Option, in whole or in part, more than 10 years from the Date of Grant; provided, however, that if at the time an Incentive Stock Option is granted to an Employee who is a 10% Owner, the Incentive Stock Option granted to such Employee shall not be exercisable after the expiration of five years from the Date of Grant. The Committee shall also determine the date on which each Incentive Stock Option, or any part thereof, first becomes exercisable and any terms or conditions a Participant must satisfy in order to exercise each Incentive Stock Option. Shares underlying each Incentive Stock Option may be purchased, in whole or in part, at any time during the term of such Incentive Stock Option, after such Option becomes exercisable. Any Option originally designated as an Incentive Stock Option shall be treated as a Non-Statutory Stock Option to the extent the Participant exercises such Option more than three months following the Date of the Participant’s cessation of employment (12 months if the cessation was on account of disability within the meaning of Code section 422). An Incentive Stock Option may not be exercised for fractional shares.

(d) Termination of Employment (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability or death, or Termination for Cause, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of such termination and only for a period of three months following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(e) Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of a Participant’s Retirement, the Participant may exercise only those Incentive Stock Options that were immediately exercisable by the Participant at the date of Retirement and only for a period of three years following the date of Retirement, or, if sooner, the expiration of the term of the Incentive Stock Option.

(f) Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of a Participant’s employment or other service due to Disability or death, all Incentive Stock Options held by such Participant shall immediately become exercisable and remain exercisable for a period of one year following the date of such termination, or, if sooner, the expiration of the term of the Incentive Stock Option.

(g) Termination of Employment (Termination for Cause). Unless otherwise determined by the Committee, in the event of an Employee’s Termination for Cause, all rights under such Employee’s Incentive Stock Options shall expire immediately upon the effective date of such Termination for Cause.

(h) Acceleration Upon a Change in Control. In the event of a Change in Control, all Incentive Stock Options held by such a Participant shall become immediately exercisable and, subject to Section 15, shall remain exercisable until the expiration of the term of the Incentive Stock Option.

(i) Payment. Payment due to a Participant upon the exercise of an Incentive Stock Option shall be made in the form of Shares.

(j) Disqualifying Dispositions. Each Award Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Committee of any disposition of Shares issued pursuant to the exercise of such Option under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

8.	STOCK AWARDS

The Committee may, subject to the limitations of the Plan and the availability of Shares reserved but not previously awarded under this Plan, grant Stock Awards to eligible individuals upon such terms and conditions as it may determine to the extent such terms and conditions are consistent with the following provisions:

(a) Payment of the Stock Award. The Stock Award may only be made in whole Shares.

(b) Terms of the Stock Awards. The Committee shall determine the dates on which Stock Awards granted to a Participant shall vest and any specific conditions or performance goals which must be satisfied prior to the vesting of any installment or portion of the Stock Award. Notwithstanding other paragraphs in this Section 8, the Committee may, in its sole discretion, accelerate the vesting of any Stock Awards except for any Stock Awards that are Performance-Based Awards under Section 9 hereof. The acceleration of any Stock Award under the authority of this substitution shall create no right, expectation or reliance on the part of any other Participant or that certain Participant regarding any other unaccelerated Stock Awards.

(c) Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of a Participant’s employment or other service for any reason other than Retirement, Disability, death or Termination for Cause, the Participant’s unvested Stock Awards as of the date of termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void. Notwithstanding any provisions set forth herein or contained in any Award Agreement relating to an award of a Stock Award, in the event of termination of the Participant’s service due to Retirement, Disability or death, all unvested Stock Awards held by such Participant, including any portion of a Stock Award subject to a performance goal, shall immediately vest and, in the event of the Participant’s Termination for Cause, the Participant’s unvested Stock Awards as of the date of such termination shall be forfeited and any rights the Participant had to such unvested Stock Awards shall become null and void.

(d) Acceleration Upon a Change in Control. In the event of a Change in Control, all Stock Awards held by a Participant, whether or not vested at such time, shall become vested to the Participant or his legal representatives or beneficiaries upon the Change in Control.

(e) Dividends and Other Distributions. Whenever Shares underlying a Stock Award are distributed to a Participant or beneficiary thereof under the Plan, then unless otherwise provided in the applicable Award Agreement, such Participant or beneficiary shall also be entitled to receive, with respect to each such Share distributed, a payment equal to any cash dividends or distributions (other than distributions in Shares) and the number of Shares equal to any stock dividends, declared and paid with respect to a Share of the Common Stock if the record date for determining shareholders entitled to receive such dividends falls between the Date of Grant of the relevant Stock Award and the date the relevant Stock Award or installment thereof is vested.

(f) Voting of Stock Awards. After a Stock Award has been granted, but for which Shares covered by such Stock Award have not yet been earned and distributed to the Participant pursuant to the Plan, the Participant shall be entitled to direct the Trustee as to the voting of such Shares which the Stock Award covers subject to the rules and procedures adopted by the Committee for this purpose. All Shares of Common Stock held by the Trust as to which Participants are not entitled to direct, or have not directed the voting, shall be voted by the Trustee in the same proportion as the Common Stock covered by Stock Awards which have been awarded is voted.

9.	PERFORMANCE-BASED STOCK AWARDS

(a) Purpose. The purpose of this Section 9 is to provide the Committee the ability to qualify Stock Awards as Qualified Performance-Based Awards. If the Committee, in its discretion, decides to grant to a Covered Employee a Stock Award that is intended to constitute a Qualified Performance-Based Award, the provisions of this Section 9 shall control over any contrary provision contained herein; provided, however, that the Committee may in its discretion grant Stock Awards to Covered Employees that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Section 9.

(b) Applicability. This Section 9 shall apply only to those Covered Employees selected by the Committee to receive Qualified Performance-Based Awards. The designation of a Covered Employee as a Participant for a Performance Period shall not in any manner entitle the Participant to receive an Award for the relevant Performance Period. Moreover, designation of a Covered Employee as a Participant for a particular Performance Period shall not require designation of such Covered Employee as a Participant in any subsequent Performance Period and designation of one Covered Employee as a Participant shall not require designation of any other Covered Employees as a Participant in such period or in any other period.

(c) Procedures with Respect to Qualified Performance-Based Awards. To the extent necessary to comply with the Qualified Performance-Based Award requirements of section 162(m)(4)(C) of the Code, with respect to any Stock Award that may be granted to one or more Covered Employees, no later than 90 days following the commencement of any fiscal year in question or any other designated fiscal period or period of service (or such other time as may be required or permitted by section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Covered Employees, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Stock Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. No Stock Award or portion thereof that is subject to the satisfaction of any condition shall be considered to be earned or vested until the Committee certifies in writing that the conditions to which the distribution, earning or vesting of such Stock Award is subject have been achieved. The Committee may not increase during a year the amount of a Qualified Performance-Based Award that would otherwise be payable upon satisfaction of the conditions but may reduce or eliminate the payments as provided for in the Award Agreement.

(d) Payment of Qualified Performance-Based Awards. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Holding Company or a subsidiary on the day a Qualified Performance-Based Award for such Performance Period is paid to the Participant. Furthermore, a Participant shall be eligible to receive payment pursuant to a Qualified Performance-Based Award for a Performance Period only if the Performance Goals for such period are achieved.

(e) Additional Limitations. Notwithstanding any other provision of the Plan, any Stock Award granted to a Covered Employee that is intended to constitute a Qualified Performance-Based Award shall be subject to any additional limitations set forth in section 162(m) of the Code (including any amendment to section 162(m) of the Code) or any regulations or rulings issued thereunder that are requirements for qualification as qualified performance-based compensation as described in section 162(m)(4)(C) of the Code, and the Plan shall be deemed amended to the extent necessary to conform to such requirements.

(f) Effect on Other Plans and Arrangements. Nothing contained in the Plan will be deemed in any way to limit or restrict the Committee from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

10.	GRANTS IN THE EVENT OF A CHANGE IN CONTROL

(a) In the event of a Change in Control, all Stock Awards then available for grant under this Plan pursuant to Section 8 shall be automatically granted among those current Employees and current Outside Directors who have previously been granted Awards under this Plan, or granted options to purchase common stock under the OceanFirst Financial Corp. 2000 Stock Option Plan (the “Prior Plan”), as of the date of the Change in Control. The number of Shares subject to Stock Awards to be granted to each such individual pursuant to this Section 10 shall be determined by multiplying the number of Stock Awards then available for grant, pursuant to Section 8 of the Plan by a fraction, the numerator of which is the number of Awards previously granted to that individual under the Plan (whether or not yet exercised or vested) plus the number of Shares subject to options previously granted to such individual under the Prior

Plan (whether or not yet exercised or vested), and the denominator of which is the total number of Awards previously granted to all such Employees and Outside Directors under this Plan plus the number of Shares subject to options previously granted to such individuals under the Prior Plan (whether or not yet exercised). For purposes of calculating this fraction, the actual number of Shares subject to a Stock Award under this Plan shall be multiplied by a factor of 3.0.

(b) All Stock Awards granted pursuant to this Section 10 shall be 100% vested and free of any restrictions.

11.	METHOD OF EXERCISE OF OPTIONS

Subject to any applicable Award Agreement, any Option may be exercised by the Participant in whole or in part at such time or times, and the Participant may make payment of the Exercise Price in such form or forms, including, without limitation, payment by delivery of cash, Common Stock or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the exercise date equal to the total Exercise Price, or by any combination of cash, Shares and other consideration, including exercise by means of a cashless exercise arrangement with a qualifying broker-dealer or a constructive stock swap, as the Committee may specify in the applicable Award Agreement.

12.	RIGHTS OF PARTICIPANTS

No Participant shall have any rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of a stock certificate for such Common Stock. Nothing contained in this Plan or in any Award Agreement confers on any person any right to continue in the employ or service of the Holding Company or an Affiliate or interferes in any way with the right of the Holding Company or an Affiliate to terminate a Participant’s services.

13.	DESIGNATION OF BENEFICIARY

A Participant may, with the consent of the Committee, designate a person or persons to receive, in the event of death, any Award to which the Participant would then be entitled. Such designation will be made upon forms supplied by and delivered to the Holding Company and may be revoked in writing. If a Participant fails effectively to designate a beneficiary, then the Participant’s estate will be deemed to be the beneficiary.

14.	TRANSFERABILITY OF AWARDS

(a) Incentive Stock Options. Incentive Stock Options are not transferable, voluntarily or involuntarily, other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code. During a Participant’s lifetime, his Incentive Stock Options may be exercised only by him.

(b) Awards Other Than Incentive Stock Options. All Awards granted pursuant to this Plan other than Incentive Stock Options are transferable only by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code; provided, however, with the approval of the Committee, a Participant may transfer an Award (other than an Incentive Stock Option) for no consideration to or for the benefit of one or more

Family Members of the Participant subject to such limits as the Committee may establish, and the transferee shall remain subject to all the terms and conditions applicable to the Award prior to such transfer. The transfer of an Award pursuant to this Section shall include a transfer of the rights of a Participant under this Plan to consent to certain amendments to the Plan or an Award Agreement and, in the discretion of the Committee, shall also include transfer of ancillary rights associated with the Award. For purposes of this Section 14, “Family Members” mean with respect to a Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests. The provisions of this Section 14 shall not apply to any Common Stock issued pursuant to an Award for which all restrictions have lapsed and is fully vested.

15.	ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

(a) Adjustment Clause. In the event of (i) a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of the Holding Company (each, a “Share Change”), or (ii) a merger, consolidation, acquisition of property or shares, separation, spin-off, reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Holding Company or any of its subsidiaries (each, a “Organic Change”), the Committee may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (i) the Share limitations set forth in Section 4 hereof, (ii) the number and kind of Shares covered by each outstanding Award, and (iii) the price per Share subject to each such outstanding Award. In the case of Organic Changes, such adjustments may include, without limitation:

(i)	the cancellation of outstanding Awards in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such Awards, as determined by the Committee or the Board in its sole discretion (it being understood that in the case of an Organic Change with respect to which shareholders receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each Share pursuant to such Organic Change over the exercise price of such Option shall conclusively be deemed valid);

(ii)	the substitution of other property (including, without limitation, cash or other securities of the Holding Company and securities of entities other than the Holding Company) for Shares subject to outstanding Awards; and

(iii)	in connection with any Disaffiliation, arranging for the assumption of Awards, or replacement of Awards with new awards based on other property or other securities (including, without limitation, other securities of the Holding Company and securities of entities other than the Holding Company), by the affected subsidiary, affiliate, or division or by the entity that controls such subsidiary, affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to Awards that remain based upon Holding Company securities).

No such adjustments may, however, materially change the value of benefits available to a Participant under a previously granted Award.

All Awards under this Plan shall be binding upon any successors or assigns of the Holding Company.

(b) Section 409A. Notwithstanding the foregoing: (i) any adjustments made pursuant to Section 15 hereof to Awards that are considered “deferred compensation” within the meaning of section 409A of the Code shall be made in compliance with the requirements of section 409A of the Code unless the Participant consents otherwise; (ii) any adjustments made pursuant to Section 15(a) of the Plan to Awards that are not considered “deferred compensation” subject to section 409A of the Code shall be made in such a manner as to ensure that after such adjustment, the Awards either continue not to be subject to section 409A of the Code or comply with the requirements of section 409A of the Code unless the Participant consents otherwise; and (iii) the Committee shall not have the authority to make any adjustments pursuant to Section 15(a) of the Plan to the extent that the existence of such authority would cause an Award that is not intended to be subject to section 409A of the Code to be subject thereto.

16.	TAX WITHHOLDING

(a) Whenever under this Plan, cash or Shares are to be delivered upon exercise of an Award or any other event with respect to rights and benefits hereunder, the Committee shall be entitled to require as a condition of delivery (i) that the Participant remit an amount sufficient to satisfy all federal, state, and local withholding tax requirements related thereto, (ii) that the minimum withholding of such sums come from compensation otherwise due to the Participant or from any Shares due to the Participant under this Plan or (iii) any combination of the foregoing provided, however, that no amount shall be withheld from any cash payment or Shares relating to an Award which was transferred by the Participant in accordance with this Plan.

(b) If any transfer described in Section 14 is made, or any election described in Section 17 is made, then the person making such transfer or election shall remit to the Holding Company or its Affiliates an amount sufficient to satisfy all federal, state, and local withholding taxes thereby incurred; provided that, in lieu of or in addition to the foregoing, the Holding Company or its Affiliates shall have the right to withhold such sums from compensation otherwise due to the Participant.

17.	NOTIFICATION UNDER SECTION 83(B)

The Committee may, in the applicable Award Agreement, prohibit a Participant from making an election pursuant to section 83(b) of the Code. If the Committee has not prohibited a Participant from making such election, and the Participant does, in connection with the exercise of any

Option, make an election permitted under section 83(b) of the Code, then that Participant shall notify the Committee of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of section 83(b) of the Code.

18.	AMENDMENT OF THE PLAN AND AWARDS

(a) Except as provided in Section 18(c) below, the Board of Directors may at any time, and from time to time, modify or amend the Plan in any respect, prospectively or retroactively; provided however, that provisions governing grants of Incentive Stock Options shall be submitted for shareholder approval to the extent required by such law or regulation. Failure to ratify or approve amendments or modifications by shareholders shall be effective only as to the specific amendment or modification requiring such approval or ratification. Other provisions of this Plan will remain in full force and effect. No such termination, modification or amendment may adversely affect the rights of a Participant under an outstanding Award without the written permission of such Participant.

(b) Except as provided in Section 18(c) below, the Committee may amend any Award Agreement, prospectively or retroactively; provided, however, that no such amendment shall adversely affect the rights of any Participant under an outstanding Award without the written consent of such Participant.

(c) Repricing of Options shall not be permitted. For this purpose, a repricing means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option to lower its exercise price; (B) any other action that is treated as a repricing under generally accepted accounting principles; and (C) canceling an Option at a time when its exercise price is equal to or greater than the fair market value of the underlying stock in exchange for another Option, Stock Award or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 15. Such cancellation and exchange would be considered a repricing regardless of whether it is treated as a repricing under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

19.	EFFECTIVE DATE OF PLAN

The Plan shall become effective immediately upon the affirmative vote of a majority of the votes cast at the Holding Company’s 2006 annual meeting of shareholders.

20.	TERMINATION OF THE PLAN

The right to grant Awards under the Plan will terminate 10 years after the Effective Date. The Board of Directors has the right to suspend or terminate the Plan at any time, provided that no such action will, without the consent of a Participant, adversely affect a Participant’s vested rights under a previously granted Award.

21.	APPLICABLE LAW

The Plan will be administered in accordance with the laws of the state of Delaware and applicable federal law.

22.	SECTION 409A

It is the intention of the Holding Company that no Award shall be “deferred compensation” subject to section 409A of the Code, unless and to the extent that the Committee specifically determines otherwise, and the Plan and the terms and conditions of all Awards shall be interpreted accordingly. The terms and conditions governing any Awards that the Committee determines will be subject to section 409A of the Code, including any rules for elective or mandatory deferral of the delivery of cash or Shares pursuant thereto, shall be set forth in the applicable Award Agreement, and shall comply in all respects with section 409A of the Code.

ANNUAL MEETING OF SHAREHOLDERS OF

OCEANFIRST FINANCIAL CORP.

April 20, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

êPlease detach along perforated line and mail in the envelope provided.ê

■

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES AS DIRECTORS SPECIFIED UNDER

PROPOSAL 1 AND “FOR” PROPOSAL 2 AND “FOR” PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

			FOR	AGAINST	ABSTAIN
1. Election of Directors:		2. The approval of the OceanFirst Financial Corp. 2006 Stock Incentive Plan.	☐	☐	☐
☐ FOR ALL NOMINEES	NOMINEES: O John W. Chadwick	3. The ratification of the appointment of KPMG LLP as independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.	☐	☐	☐
O Carl Feltz, Jr.
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	O Diane F. Rhine

☐ FOR ALL EXCEPT (See instructions below)		The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and of a Proxy Statement dated March 17, 2006.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

I plan to attend the Meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

■	■

■

OCEANFIRST FINANCIAL CORP.

ANNUAL MEETING OF SHAREHOLDERS

April 20, 2006

10:00 a.m.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the Proxy Committee of the Board of OceanFirst Financial Corp. (the “Company”), each with full power of substitution to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Shareholders, to be held at The Crystal Point Yacht Club, 3900 River Road, at the intersection of State Highway 70, Point Pleasant, New Jersey on April 20, 2006, at 10:00 a.m. and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted “FOR” each of the nominees as directors specified under Proposal 1, and “FOR” Proposal 2 and “FOR” Proposal 3. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Meeting.

(Continued and to be signed on the reverse side)

■	14475	■